As filed with the Securities and Exchange Commission on December 31, 2008

Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DEPOMED, INC.

(Exact name of Registrant as specified in its charter)

California	94-3229046
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1360 O’Brien Drive, Menlo Park, California  94025
(650) 462-5900

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Carl A. Pelzel

President and Chief Executive Officer

1360 O’Brien Drive, Menlo Park, California  94025

(650) 462-5900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kyle Guse, Esq. K. Amar Murugan, Esq. McDermott Will & Emery LLP 3150 Porter Drive Palo Alto, California 94304	Matthew M. Gosling, Esq. Vice President & General Counsel Depomed, Inc. 1360 O’Brien Drive Menlo Park, California 94025

Approximate date of commencement of proposed sale to the public:

From time to time as soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, no par value (1) Preferred Stock, no par value Debt Securities Warrants Depositary Shares	$100,000,000	(2)	$787	(3)

(1)

This registration statement also relates to rights to purchase 1/1000th of a share of Series RP Preferred Stock, no par value, which are attached to all shares of the registrant’s common stock pursuant to the registrant’s Rights Agreement dated as of April 21, 2005. Until the occurrence of events described in the Rights Agreement, the rights are not exercisable, are evidenced by the common stock certificates, and are transferable only with such common stock.

(2)

There is being registered hereunder an indeterminate number of shares of common stock, preferred stock, debt securities, warrants and depositary shares that may be issued by the registrant at various times and at indeterminate prices, with a total offering price not to exceed $100,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable by the registrant upon conversion or exchange of any preferred stock, depositary shares, warrants or debt securities issued under this registration statement. There is being registered hereunder an indeterminate number of depositary shares of the registrant as may be sold from time to time by the registrant. Such depositary shares will be evidenced by depositary receipts issued pursuant to a deposit agreement. Pursuant to Rule 457(i) under the Securities Act, the depositary shares being registered hereunder include such indeterminate number of depositary shares as may be issuable by the registrant upon conversion or exchange of any preferred stock, depositary shares, warrants or debt securities issued by the registrant under this registration statement. There is being registered hereunder an indeterminate principal amount of debt securities of the registrant as may be sold from time to time by the registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount at maturity as shall result in aggregate gross proceeds to the registrant not to exceed $100,000,000, less the gross proceeds attributable to any securities previously issued pursuant to this registration statement. Pursuant to Rule 457(i) under the Securities Act, the debt securities being registered hereunder include such indeterminate principal amount of debt securities as may be issuable by the registrant upon conversion or exchange of any warrants issued under this registration statement. There is being registered hereunder an indeterminate number of warrants to purchase common stock, preferred stock, depositary shares or debt securities of one or more series. Pursuant to Rule 457(i) under the Securities Act, the warrants being registered hereunder include such indeterminate number of warrants as may be issuable by the registrant upon conversion or exchange of any preferred stock or debt securities issued by the registrant under this registration statement. In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this registration statement exceed $100,000,000, excluding accrued interest, if any, on any debt securities issued under this registration statement. The securities registered by the registrant hereunder may be sold separately or with other securities registered hereunder.

(3)

Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this Registration Statement include unsold securities previously registered on the registrant’s Registration Statement on Form S-3 (File No. 333-130510) initially filed by the registrant on December 20, 2005, or the Prior Registration Statement. The Prior Registration Statement registered securities for a maximum offering price of $100,000,000, of which $20,007,500 of shares of common stock were sold under the Prior Registration Statement, leaving a balance of unsold securities with an aggregate offering price of $79,992,500. In connection with the registration of such unsold securities on the Prior Registration Statement, the Registrant paid filing fees of $8,559, which filing fees will continue to be applied to such unsold securities included in this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Depomed, Inc. previously filed a Registration Statement on From S-3 (File No. 333-130510), or the Prior Registration Statement, to register up to $100,000,000 of its securities.  The Prior Registration Statement was declared effective by the Securities and Exchange Commission on February 3, 2006.  Upon effectiveness of this Registration Statement, it is intended that this Registration Statement will replace the Prior Registration Statement and any offering of unsold securities under the Prior Registration Statement will be terminated.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

Subject to completion, dated December 31, 2008

PROSPECTUS

$100,000,000

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
DEPOSITARY SHARES

We may offer and sell from time to time in one or more offerings up to $100,000,000 in the aggregate of:

•                  shares of our common stock and shares of our preferred stock (in one or more series);

•                  our secured or unsecured debt securities, in one or more series (which may be either senior or subordinated debt securities);

•                  warrants to purchase our common stock or our preferred stock or our debt securities;

•                  fractional shares of preferred stock, which will be represented by depositary shares; or

•                  any combination of the foregoing.

Of the $100,000,000 of our securities that we may sell, we may sell up to $30,000,000 of shares of our common stock, not to exceed 8,399,654 shares, pursuant to a Common Stock Purchase Agreement with Azimuth Opportunity, Ltd., or Azimuth, dated December 11, 2006, as amended August 8, 2008, which agreement we refer to as the Azimuth Agreement.  The offering price for shares sold pursuant to the Azimuth Agreement, net of discounts and commissions payable by us, will be at a discount of between approximately 3.8% and 6.4% from the prevailing market price for our common stock, as reported on the Nasdaq Global Market.  We have also agreed to pay Reedland Capital Partners a placement fee equal to approximately 1.1% of the aggregate dollar amount of common stock purchased by Azimuth.  We will provide the specific terms of the securities that we may offer in supplements to this prospectus which  may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest. THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES OTHER THAN PURSUANT TO THE AZIMUTH AGREEMENT UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on Page 2.

Our common stock is quoted on the Nasdaq Global Market under the symbol “DEPO.” On December 30, 2008, the last reported sale price for our common stock was $1.64 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any securities exchange of the securities covered by the prospectus supplement.

The securities offered by this prospectus or any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents. If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. Azimuth is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any profits on the sales of shares of our common stock by Azimuth and any discounts, commissions or concessions received by Azimuth may be deemed to be underwriting discounts and commissions under the Securities Act.  This prospectus and any accompanying prospectus supplement also cover the sale of these shares by Azimuth to the public.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2008

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading, “Where You Can Find More Information.”

This prospectus also covers up to $30,000,000 shares of common stock that we may sell from time to time to Azimuth Opportunity Ltd., or Azimuth, pursuant to the Azimuth Agreement.

Unless the context requires otherwise, in this prospectus the terms “Depomed,” “we,” “us” and “our” refer to Depomed, Inc., a California corporation.

ABOUT DEPOMED

Depomed is a specialty pharmaceutical company focused on the development and commercialization of differentiated products that address large and growing markets and are based on proprietary oral drug delivery technologies.  We have two product candidates in Phase 3 clinical trials.  In March 2008, we initiated a Phase 3 clinical trial for DM-1796, an extended release formulation of gabapentin for the treatment of postherpetic neuralgia that we have licensed to Solvay Pharmaceuticals Inc.  In September and October 2008, we initiated Breeze 1 and Breeze 2, our Phase 3 clinical trials for DM-5689, an extended release formulation of gabapentin for the treatment of menopausal hot flashes.  In 2009, we expect to complete enrollment of all three Phase 3 clinical trials and report top-line results.

We seek to optimize the use and value of our product candidates and drug delivery technologies in three ways.  First, we are seeking to assemble a number of pharmaceutical products that can be highly differentiated from immediate release versions of the compounds upon which they are based and may be promoted together to women’s health care providers.  Our development of DM-5689, and our retention of co-promotion rights within the obstetrics/gynecology field in our commercialization arrangements with Covidien Ltd. and Santarus Inc., are examples of this aspect of our business strategy.  Second, we out-license product candidates after we have increased their value through our formulation and clinical development efforts.  Our DM-1796 license and development arrangement with Solvay Pharmaceuticals is an example of this strategy.  Third, we enter into collaborative partnerships with other companies where the unique capabilities of our technology can provide superior value to a partner’s product candidate, resulting in greater value for Depomed than traditional fee-for-service arrangements.  Our license and development arrangement with Covidien Ltd. is an example of this strategy.

We developed two additional products which have been approved by the FDA and are currently marketed. GLUMETZA® (metformin hydrochloride extended release tablets) is a once-daily treatment for adults with type 2 diabetes that we commercialize in the United States with Santarus, Inc. Proquin® XR (ciprofloxacin hydrochloride extended release tablets) is a once-daily treatment for uncomplicated urinary tract infections that we commercialize in the United States with Watson Pharma, or Watson.

We are a California corporation and our principal executive offices are located at 1360 O’Brien Drive, Menlo Park, California 94025, and our telephone number is (650) 462-5900. Our website address is www.depomed.com. Information contained on our website is not incorporated into, and does not constitute a part of this prospectus.

We have received U.S. trademark registration for our corporate name, Depomed®, for our product Proquin® XR, and for the trade name of our drug delivery technology, AcuForm. Biovail has received a trademark registration application for GLUMETZA®.  All other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners.

RISK FACTORS

You should carefully consider the specific risks set forth under “Risk Factors” in the applicable prospectus supplement, under “Risk Factors” under Item 1A of Part I of our annual report on Form 10-K for the year ended December 31, 2007, and under “Risk Factors” under Item 1A of Part II of our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, each of which are incorporated by reference in this prospectus, before making an investment decision.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume” or other similar expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, plans and expectations regarding the commercialization of our products, future operations, projected financial position, estimated future revenues, projected costs, future prospects, and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.  Forward-looking statements include, but are not necessarily limited to, those relating to:

•                  the results and timing of our clinical trials, including the results of our DM-1796 and DM-5689 trials;

•                  the commercial success and market acceptance of DM-5689 if we receive approval to market DM-5689 in the United States;

•                  the efforts of Solvay with respect to the commercialization of DM-1796;

•                  the commercial success and market acceptance of GLUMETZA® (metformin hydrochloride extended release tablets) in the United States;

•                  the efforts of Santarus, Inc. with respect to the commercialization of GLUMETZA;

•                  the results of our internal research and development efforts;

•                  acceptance and approval of regulatory filings;

•                  our need for, and ability to raise, additional capital;

•                  our collaborative partners’ compliance or non-compliance with their obligations under our agreements with them; and

•                  our plans to develop other product candidates.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our securityholders. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus or the date of any prospectus supplement, even if subsequent events cause us to become aware of new risks or cause our expectations to change regarding the forward-looking matters discussed in this prospectus. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under “Risk Factors” as well as in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q and in any Form 8-K filed subsequent to our most recent quarterly report on Form 10-Q, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

The Securities that We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities, warrants and depositary shares to purchase any of such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering, of which up to $30,000,000 may be sold to Azimuth in shares of our common stock under the Azimuth Agreement, as described below. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•                                          designation or classification;

•                                          aggregate principal amount or aggregate offering price;

•                                          maturity;

•                                          original issue discount, if any;

•                                          rates and times of payment of interest, dividends or other payments, if any;

•                                          redemption, conversion, exchange, settlement or sinking fund terms, if any;

•                                          conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•                                          ranking;

•                                          restrictive covenants, if any;

•                                          voting or other rights, if any; and

•                                          important federal income tax considerations.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•                                          the names of those underwriters or agents;

•                                          applicable fees, discounts and commissions to be paid to them;

•                                          details regarding over-allotment options, if any; and

•                                          the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time in addition to shares that may be sold pursuant to the Azimuth Agreement. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require shareholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated articles of incorporation, our board of directors has the authority, without further action by shareholders, to designate up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, our board of directors has designated 25,000 of the 5,000,000 authorized shares of preferred stock as Series A Preferred Stock and 100,000 of the 5,000,000 authorized shares of preferred stock as Series RP Preferred Stock, which series is described in greater detail in this prospectus under “Description of Capital Stock—Series RP Preferred Stock Purchase Rights.”

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of determination relating to that series. We will incorporate by reference into the registration statement on Form S-3 of which this prospectus is a part the form of any certificate of determination that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of determination that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplement related to the series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock, depositary shares and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock, depositary shares and/or debt securities, and the warrants may be attached to or separate from those securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplement related to the series of warrants being offered, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. Any warrant agreement and warrant certificate containing the terms of the warrants being offered will be incorporated by reference into the registration statement on Form S-3 of which this prospectus is a part from reports we file with the SEC.

Depositary Shares. We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. We urge you to read the prospectus supplement related to any depositary shares being sold, as well as the complete deposit agreement and depositary receipt. A complete deposit agreement, including a form of depositary receipt, and supplements to those forms containing the terms of any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement on Form S-3 of which this prospectus is a part from reports we file with the SEC.

One or more prospectus supplements also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

Offering of Shares of Common Stock Pursuant to the Azimuth Agreement

Pursuant to the Azimuth Agreement, Azimuth is committed to purchase and we may offer, from time to time and at our sole discretion, up to the lesser of (a) $30,000,000 of our common stock, or (b) 8,399,654 shares of common stock.  Azimuth is a venture capital firm with several investments in biotech companies.  In August 2008, the Azimuth Agreement was amended to extend its term until December 2010. Sales to Azimuth under the Azimuth Agreement, if any, will be made at a price equal to the average closing price of our common stock over a given pricing period, minus a discount ranging from approximately 3.8% to 6.4%, which varies based on a threshold price set by us. Upon each sale of the our common stock to Azimuth under the Azimuth Agreement, we have also agreed to pay Reedland Capital Partners, an Institutional Division of the Financial West Group, member NASD/SPIC, a placement fee equal to approximately 1.1% of the aggregate dollar amount of common stock purchased by Azimuth. Azimuth is not required to purchase our common stock when the price of our common stock is below $2.00 per share. As of the date of this prospectus, we have not sold any common stock to Azimuth under the Azimuth Agreement.

The number of shares of common stock that will be outstanding after the issuance of shares of common stock pursuant to the Azimuth Agreement, assuming we sell the full amount of securities offered by this prospectus pursuant to such agreement, will be 56,540,581, which is based on 48,140,927 shares of our common stock outstanding as of September 30, 2008 and excludes:

•                  options to purchase approximately 5,550,000 shares of common stock at a weighted-average exercise price of $3.88 outstanding as of September 30, 2008;

•                  approximately 830,000 additional shares of common stock reserved for issuance under our equity incentive plans as of September 30, 2008;

•                  18,158 shares of Series A Preferred Stock with an aggregate liquidation preference of approximately $18,159,000 outstanding as of September 30, 2008; and

•                  approximately 2,915,000 shares of common stock reserved for issuance upon the exercise of outstanding warrants to purchase common stock at a weighted-average exercise price of $6.23 as of September 30, 2008.

Except for potential sales of shares of common stock under the Azimuth Agreement, this prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

USE OF PROCEEDS

The proceeds from the sale of shares of common stock pursuant to the Azimuth Agreement will vary depending on the number of shares that we offer, the offering price per share and the applicable offering discount rate. Assuming that we sell the full amount of securities offered by this prospectus pursuant to the Azimuth Agreement, we expect that our net proceeds, after underwriter discounts and placement agent commissions, will be between $27,750,000 and $28,530,000, depending on the offering price and the applicable offering discount.  We may sell fewer than all of the shares of common stock that may be issued pursuant to the Azimuth Agreement and offered by this prospectus, in which case our net offering proceeds will be less.  Additionally, even if we sell all of the shares of common stock that may be issued pursuant to the Azimuth Agreement and offered by this prospectus, we may raise less than the maximum $30,000,000 in gross offering proceeds permitted by the Azimuth Agreement and this prospectus, depending on our prevailing stock price.

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered pursuant to this prospectus, including shares of common stock sold pursuant to the Azimuth Agreement.  Except as described in any applicable prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities hereby for marketing and sales expenses related to products developed by us and/or licensed from other companies, clinical trials, research and development expenses, and general and administrative expenses.  We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies.  Although we have no specific arrangements with respect to acquisitions, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.  The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our research and development efforts, technological advances and the competitive environment for our products.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus. Our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preference dividends for each of the years ended December 31, 2003 to 2007 and the nine months ended September 30, 2008 was as follows:

	Year Ended December 31,					Nine Months Ended September 30,
	2003	2004	2005	2006	2007	2008
	(in thousands, except for ratios)
Ratio of earnings to fixed charges(1)	—	—	—	—	129.4	—
Ratio of earnings to combined fixed charges and preference dividends(1)	—	—	—	—	46.8	—
Earnings (Deficiency of Earnings) available to cover combined fixed charges and preference dividends	$(30,015)	$(26,775)	$(25,309)	$(40,241)	$49,126	$(4,607)

(1)

For purposes of computing these ratios of earnings to fixed charges and earnings to combined fixed charges and preference dividends, fixed charges consist of interest expense and an estimated interest component of rent, and combined fixed charges and preference dividends consist of fixed charges and deemed dividends on our Series A Preferred Stock and related warrant. Earnings consist of net income (loss) applicable to common stock shareholders before income taxes plus combined fixed charges and preference dividends, and were insufficient to cover combined fixed charges and preference dividends for each of the years ended December 31, 2003, 2004, 2005 and 2006, and for the nine months ended September 30, 2008.

DILUTION FROM SALE OF SHARES OF
COMMON STOCK SOLD PURSUANT TO AZIMUTH AGREEMENT

The net tangible book value of our common stock on September 30, 2008 was approximately $43.4 million, or approximately $0.90 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of common stock outstanding. Dilution per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.  After giving effect to the sale of 8,399,654 shares of common stock pursuant to the Azimuth Agreement in this offering at an assumed offering price to the public of $2.00 per share, below which price Azimuth is not required to purchase our common stock, and after deducting commissions and estimated offering expenses, our net tangible book value at September 30, 2008 would have been approximately $58.9 million, or approximately $1.04 per share. This represents an immediate dilution of $0.83 per share to new investors purchasing shares of common stock in this offering.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of the material terms of our common stock, our preferred stock and our rights agreement. Because it is only a summary, it does not contain all of the information that may be important to you. Accordingly, you should read carefully the more detailed provisions of our amended and restated articles of incorporation, our bylaws, as amended, and our rights agreement, each of which has been filed with the SEC, as well as applicable California law.

General

As of September 30, 2008, there were 48,140,927 outstanding shares of common stock. The number of outstanding shares of common stock does not include:

•                  options to purchase approximately 5,550,000 shares of common stock at a weighted-average exercise price of $3.88 outstanding as of September 30, 2008;

•                  approximately 830,000 additional shares of common stock reserved for issuance under our equity incentive plans as of September 30, 2008;

•                  18,158 shares of Series A Preferred Stock with an aggregate liquidation preference of approximately $18,159,000 outstanding as of September 30, 2008; and

•                  approximately 2,915,000 shares of common stock reserved for issuance upon the exercise of outstanding warrants to purchase common stock at a weighted-average exercise price of $6.23 as of September 30, 2008.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders. Subject to the preferences that may be applicable to any future shares of preferred stock outstanding, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of us, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior liquidation rights of any future shares of preferred stock outstanding. The holders of common stock have no preemptive, redemption, conversion, sinking fund or other subscription rights. The outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock which we may designate and issue in the future.

Preferred Stock

We have 5,000,000 shares of preferred stock authorized, 25,000 of which are designated as Series A Preferred Stock and 100,000 of which are designated Series RP Preferred Stock, which series is described in greater detail in this prospectus under the heading “Description of Capital Stock - Series RP Preferred Stock Purchase Rights” below.  Our board of directors has the authority to provide for the issuance of the preferred stock in one or more series, and by filing a certificate pursuant to California corporate law, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof.  Our board of directors, without shareholder approval, can issue preferred stock with voting and conversion rights that could adversely affect the voting power or other rights of the holders of common stock, and the issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us.

As of the date of this prospectus, there are no shares of Series A Preferred Stock outstanding and no shares of Series RP Preferred Stock outstanding.

Series RP Preferred Stock Purchase Rights

On April 21, 2005, we adopted a shareholder rights plan, or Rights Plan. The description and terms of the rights issuable under the Rights Plan are set forth in a Rights Agreement between us and Continental Stock Transfer and Trust Company, as Rights Agent, dated as of April 21, 2005. Under the Rights Plan, we distributed one Series RP Preferred Share purchase right for each share of common stock outstanding at the close of business on May 5, 2005. If a person or group acquires 20% or more of our common stock in a transaction not pre-approved by our board of directors, each right will entitle its holder, other than the acquirer, to buy our common stock at 50% of its market value for the right’s then current exercise price (initially $35.00). In addition, if an unapproved party acquires more than 20% of our common stock, and we are later acquired by the unapproved party or in a transaction in which all of our shareholders are not treated alike, shareholders with unexercised rights, other than the unapproved party, will be entitled to purchase common stock of the merger party or asset buyer with a value of twice the exercise price of the rights. Each right also becomes exercisable for one one-thousandth of a share of our Series RP Preferred Stock at the right’s then current exercise price 10 days after an unapproved third party makes, or announces an intention to make, a tender offer or exchange offer that, if completed, would result in the unapproved party acquiring 20% or more of our common stock. We may redeem the rights for a nominal amount before an event that causes the rights to become exercisable.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of us, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to shareholders of us, shareholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter. As long as the rights are attached to the shares of common stock, we will issue one right with each new share of common stock so that all such shares will have attached rights. The rights will expire on April 21, 2015.

The Rights Agreement, specifying the terms of the rights and the Certificate of Determination for Series RP Preferred Stock, is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on April 22, 2005 and is incorporated herein by reference. The foregoing descriptions of the Rights and of the Series RP Preferred Stock are qualified in their entirety by reference to the Rights Agreement and the exhibits thereto.

Anti-Takeover Provisions

Rights Agreement.

The rights described above under the heading “Description of Capital Stock - Series RP Preferred Stock Purchase Rights” above have certain anti-takeover effects.  The rights will cause substantial dilution to a person or group that attempts to acquire a significant interest in us on terms not approved by our board of directors.

Articles of Incorporation and Bylaws.

Preferred Stock. Under our amended and restated articles of incorporation, our board of directors has the power to authorize the issuance of up to 5,000,000, shares of preferred stock, 4,875,000 of which remain undesignated, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by the shareholders. The issuance of preferred stock may:

•                  delay, defer or prevent a change in control;

•                  discourage bids for the common stock at a premium over the market price of our common stock;

•                  adversely affect the voting and other rights of the holders of our common stock; and

•                  discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Special Meeting Requirements. Our bylaws provide that special meetings of shareholders may be called at the request of our board of directors, the chairman of our board of directors, the President, or the holder of shares entitled to cast not less than one-tenth of the votes at the meeting.

Advance Notice Requirement. Shareholder proposals to be brought before an annual meeting of our shareholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including shareholder proposals relating to the nominations of persons for election to our board of directors. Generally, to be timely, notice must be received at our principal executive offices not less than 120 or more than 150 days prior to the first anniversary of the date on which the proxy materials for the preceding year’s annual meeting of shareholders were mailed.

Indemnification. Our amended and restated articles of incorporation and our bylaws, as amended, provide that we will indemnify officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

The above provisions may deter a hostile takeover or delay a change in control or management of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company.  The transfer and the transfer agent and registrar for any series of preferred stock issued pursuant to this offering will be set forth in the applicable prospectus supplement.

Listing Information

Our common stock is listed on the Nasdaq Global Market and is traded under the symbol “DEPO”.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, is only a summary of the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below may generally apply to any debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We may issue the senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We may issue the subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•                  the title;

•                  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•                  any limit on the amount that may be issued;

•                  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•                  the maturity date;

•                  the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•                  the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•                  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•                  the terms of the subordination of any series of subordinated debt;

•                  the place where payments will be payable;

•                  restrictions on transfer, sale or other assignment, if any;

•                  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•                  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•                  whether the indenture will restrict our ability and/or the ability of our subsidiaries to operate our business or that of any subsidiary;

•                  whether the indenture restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets;

•                  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•                  a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•                  information describing any book-entry features;

•                  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•                  if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture and Modification of Indenture; Waiver

We will describe in the applicable prospectus supplement what events are events of default under the indentures with respect to any series of debt securities that we may issue, including:

•                  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•                  if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•                  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of a certain amount in aggregate principal amount of the outstanding debt securities of the applicable series; and

•                  if specified events of bankruptcy, insolvency or reorganization occur.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that the holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

We will also describe in the applicable prospectus supplement the circumstances under which we and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•                  to fix any ambiguity, defect or inconsistency in the indenture;

•                  to comply with the provisions described above under “Consolidation, Merger or Sale;”

•                  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•                  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•                  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•                  to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

•                  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•                  to make any change that does not adversely affect the rights of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for certain obligations, including:

•                  register the transfer or exchange of debt securities of the series;

•                  replace stolen, lost or mutilated debt securities of the series;

•                  hold monies for payment in trust;

•                  compensate and indemnify the debenture trustee; and

•                  appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures may provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agent

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

Governing Law

Unless other indicated in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, is only a summary of the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock, preferred stock, debt securities and/or depositary shares in one or more series. Warrants may be offered independently or together with common stock, preferred stock, debt securities and/or depositary shares offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below may generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We will file forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus with the SEC and such documents shall be incorporated into this registration statement on Form S-3 of which this prospectus is a part. We urge you to read the applicable prospectus supplements related to the warrants that we issue under this prospectus, as well as the complete warrant agreements and related warrant certificates that contain the terms of the warrants.

We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the terms of such warrants, including, to the extent applicable:

•                  the offering price and the aggregate number of warrants offered;

•                  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•                  the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•                  the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•                  the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•                  the terms of any rights to redeem or call the warrants;

•                  the date on which the right to exercise the warrants begins and the date on which such right expires;

•                  federal income tax consequences of holding or exercising the warrants; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

If warrants for the purchase of common stock, preferred stock or depositary shares are offered, the prospectus supplement will describe the terms of such warrants, including, to the extent applicable:

•                  the offering price and the aggregate number of warrants offered;

•                  the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•                  the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

•                  the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock or depositary shares;

•                  the number of shares of common stock or preferred stock or depositary shares that can be purchased if a holder exercises the warrant and the price at which such common stock, preferred stock or depositary shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•                  the date on which the right to exercise the warrants begins and the date on which that right expires;

•                  federal income tax consequences of holding or exercising the warrants; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Description of Warrants - Warrant Adjustments” below.

Exercise of Warrants; Amendments; Supplements to the Warrant Agreements

We will describe in the applicable prospectus supplement the manner in which a holder of warrants may exercise them and the manner in which we may amend or supplement a warrant agreement.

Warrant Adjustments

The applicable prospectus supplement will indicate the circumstances under which the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant or depositary share warrant may be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable.

DESCRIPTION OF DEPOSITARY SHARES

The following is only a summary of the general terms and provisions of the depositary shares that we may offer. The specific terms of any depositary shares that we may offer will be described in the applicable prospectus supplement.

We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock. The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. We will file the complete deposit agreement, including a form of depositary receipt, with respect to any depositary shares we offer under this prospectus with the SEC and such documents shall be incorporated into this registration statement on Form S-3 of which this prospectus is a part. We urge you to read the applicable prospectus supplements related to the depositary shares that we issue under this prospectus, as well as the complete deposit agreement and the form of depositary receipt that contain the terms of the depositary shares.

Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•                  through one or more underwriters or dealers in a public offering and sale by them;

•                  directly to investors; or

•                  through agents.

We may sell the securities from time to time:

•                  in one or more transactions at a fixed price or prices, which may be changed from time to time;

•                  at market prices prevailing at the times of sale;

•                  at prices related to such prevailing market prices; or

•      at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the applicable prospectus supplement.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the applicable prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions (short sales of the securities covered by this prospectus may not be made prior to the effective date of the registration statement on Form S-3 of which this prospectus is a part as a sale is deemed to occur at the time such short sale is made). If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be included in the Nasdaq National Market. We may apply to list any series of debt securities, preferred stock, depositary shares or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in overallotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

Plan of Distribution for Shares of Common Stock Sold Pursuant to the Azimuth Agreement

The Azimuth Agreement provides that, upon the terms and subject to the conditions set forth therein, Azimuth is committed to purchase up to the lesser of (a) $30,000,000 of our common stock, or (b) 8,399,654 shares of common stock, which was equal to the number of shares that is one less than 20% of the issued and outstanding shares of our common stock as of December 11, 2006, over the 24 month term of the Azimuth Agreement.  In August 2008, the Azimuth Agreement was amended to extend its term by 24 months, or until December 2010. From time to time over the term of the Azimuth Agreement, and at our sole discretion, we may present Azimuth with draw down notices requiring Azimuth to purchase a specified dollar amount of shares of our common stock, subject to certain limits and so long as specified conditions are met. The price per share at which the shares will be sold, and therefore the number of shares to be sold pursuant to the draw down notice, is determined over a ten consecutive trading day pricing period, or such other period as is mutually agreed between us and Azimuth. We are able to present Azimuth with up to 24 draw down notices during the 48 month term of the Azimuth Agreement, with a minimum of three trading days required between each draw down pricing period.

Once presented with a draw down notice, Azimuth is required to purchase a pro rata portion of the dollar amount of shares specified in the notice for each trading day during the pricing period on which the daily volume weighted average price for our common stock exceeds a threshold price specified by us in the draw down notice. The per share purchase price for the shares sold on any particular trading day during the pricing period will equal the daily volume weighted average price of our common stock for that day, less a discount ranging from approximately 3.8% and 6.4%. The amount of the discount varies based on the threshold price specified by us. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the Azimuth Agreement provides that Azimuth will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Azimuth may buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above. The total number of shares sold to Azimuth during each draw down will be the sum of the number of shares required and/or elected to be purchased on each day of the pricing period.

The Azimuth Agreement also provides that from time to time and at our sole discretion we may grant Azimuth the right to exercise one or more options to purchase additional shares of our common stock up to an aggregate amount specified by us during each draw down pricing period. Upon Azimuth’s exercise of the option, we would sell to Azimuth the shares of our common stock subject to the option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Azimuth notifies us of its election to exercise its option or the threshold price for the option determined by us, less a discount calculated in the same manner as for the fixed amount of the draw down notices.

Any sale of our shares of common stock to Azimuth will be registered on our registration statement of which this prospectus is a part, which also covers the sale of those shares from time to time by Azimuth to the public. Azimuth is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

Azimuth will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Azimuth Agreement. Such sales will be made on the Nasdaq Global Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Azimuth will be responsible for any broker-dealer commissions and all other expenses associated with the sale of the common stock it acquires pursuant to the Azimuth Agreement.

The shares of common stock may be sold in one or more of the following manners:

•      ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•      a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

Azimuth has agreed that during the term of and for a period of 90 days after the termination of the Azimuth Agreement, neither Azimuth nor any of its affiliates will, directly or indirectly, sell any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Azimuth has agreed that during the periods listed above it will not enter into a short position with respect to shares of our common stock except that Azimuth may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Azimuth covers any such sales with the shares purchased pursuant to such draw down notice. Azimuth has further agreed that during the foregoing periods, it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock on any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.

In addition, Azimuth and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Azimuth or any unaffiliated broker-dealer. Under these rules and regulations, Azimuth and any unaffiliated broker-dealer:

•      may not engage in any stabilization activity in connection with our securities;

•      must furnish each broker which offers shares of our common stock covered by the prospectus that is a part of our Registration Statement with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

•      may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock by Azimuth and any unaffiliated broker-dealer.

We have agreed to indemnify and hold harmless Azimuth, any unaffiliated broker-dealer and each person who controls Azimuth or any unaffiliated broker-dealer against certain liabilities, including liabilities under the Securities Act. We have agreed to pay up to $35,000 of Azimuth’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Azimuth in connection with the preparation, negotiation, execution and delivery of the Azimuth Agreement.  We have also agreed to pay up to $15,000 of Azimuth’s reasonable fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Azimuth in connection with the preparation and submission of the applicable NASD filing and services.  We have also agreed to pay up to $12,500 per quarter during the term of the agreement for reasonable fees and expenses incurred by Azimuth in connection with any amendments, modifications or waivers of the Azimuth Agreement, and ongoing due diligence, provided that this amount will not be due in a quarter in which we place shares to Azimuth under the Azimuth Agreement. Further, we have agreed that if we issue a draw down notice and fail to deliver the shares to Azimuth on the applicable settlement date, and such failure continues for 10 trading days, we will pay Azimuth liquidated damages in cash or restricted shares of our common stock, at the option of Azimuth.

Azimuth has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities, including liabilities under the Securities Act, which may be based upon written information furnished by Azimuth to us for inclusion in a prospectus or prospectus supplement related to this transaction.

Upon each sale of our common stock to Azimuth under the Azimuth Agreement, we have also agreed to pay Reedland Capital Partners, an Institutional Division of the Financial West Group, member NASD/SIPC, a placement fee equal to approximately 1.1% of the aggregate dollar amount of common stock purchased by Azimuth. We have agreed to indemnify and hold harmless Reedland Capital Partners against certain liabilities, including liabilities under the Securities Act.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The legality of the issuance of the securities being offered hereby is being passed upon by McDermott Will & Emery LLP, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of our internal control over financial reporting as of December 31, 2007, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F St., N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference some information about us that we file with the SEC. We are disclosing important information to you by referencing those filed documents. Any information that we reference this way is considered part of this prospectus. The information in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.

We incorporate by reference the following documents we have filed, or may file, with the SEC:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (including the portions of our Proxy Statement on Schedule 14A filed on April 9, 2008 that are incorporated by reference therein);

•                  our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008;

•                  our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008;

•                  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008;

•                  our Current Reports on Form 8-K (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items) filed on November 24, 2008, October 30, 2008, October 8, 2008, September 23, 2008, August 6, 2008, July 31, 2008, July 22, 2008, July 1, 2008, June 9, 2008, May 1, 2008, April 25, 2008, April 8, 2008, March 6, 2008, February 22, 2008 and January 31, 2008;

•                  the description of our common stock contained in our Registration Statement on Form 8-A filed on December 16, 2003, including any amendment or report filed for the purpose of updating such description; and

•                  all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to the following address: Depomed, Inc., Attention: Tammy L. Cameron, Vice President, Finance, 1360 O’Brien Drive, Menlo Park, California 94025 or telephoning us at (650) 462-5900.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except for the SEC Registration Fee.

SEC Registration Fee	$3,930
Nasdaq Global Market Listing Fee	45,000
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	50,000
Printing and Engraving Fees	50,000
Miscellaneous	11,070
Total	$175,000

Item 15.  Indemnification of Officers and Directors.

Pursuant to Section 204(a) and 317 of the California Corporations Code, as amended, the registrant has included in its amended and restated articles of incorporation and its bylaws, as amended, provisions regarding the indemnification of officers and directors of the registrant. Article IV of registrant’s Amended and Restated Articles of Incorporation provides as follows:

“The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. This corporation is also authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined in Section 317 of the California Corporations Code), whether by bylaw, agreement or otherwise, for breach of duty to this corporation and its shareholders in excess of the indemnification expressly permitted by Section 317 and to advance defense expenses to its agents in connection with such matters as they are incurred, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expense to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to “California law” shall to that extent be deemed to refer to California law as so amended.”

Section 31 of the registrant’s bylaws, as amended, provides as follows:

“31. Indemnification of Directors and Officers.

(a) Indemnification.  To the fullest extent permissible under California law, the corporation shall indemnify its directors and officers against all expenses, judgment, fines, settlement and other amounts actually and reasonably incurred by them in connection with any proceeding, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans). To the fullest extent permissible under California law, expenses incurred by a director or officer seeking indemnification under this bylaw in defending any proceeding shall be advanced by the corporation as they are incurred upon receipt by the corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the corporation for those expenses. If, after the effective date of this bylaw, California law is amended in a manner which permits the corporation to authorize indemnification of or advancement of expenses to its directors or officers, in any such case to a greater extent than is permitted on such effective date, the references in this bylaw to “California law” shall to that extent be deemed to refer to California law as so amended. The rights granted by this bylaw are contractual in nature and, as such, may not be altered with respect to any present or former director or officer without the written consent of that person.

(b) Procedure.  Upon written request to the Board of Directors by a person seeking indemnification under this bylaw, the Board shall promptly determine in accordance with Section 317(e) of the California Corporations Code whether the applicable standard of conduct has been met and, if so, the Board shall authorize indemnification. If the Board cannot authorize indemnification because the number of directors who are parties to the proceeding with respect to which indemnification is sought prevents the formation of a quorum of directors who are not parties to the proceeding, then, upon written request by the person seeking indemnification, independent legal counsel (by means of a written opinion obtained at the corporation’s expense) or the corporation’s shareholders shall determine whether the applicable standard of conduct has been met and, if so, shall authorize indemnification.

(c) Definitions.  The term “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term “expenses” includes, without limitation, attorney’s fees and any expenses of establishing a right to indemnification.”  The registrant has entered into indemnification agreements with each of its current directors and officers pursuant to the foregoing provisions.

Item 16.  Exhibits.

The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit Number	Description of Exhibit

1.1**	Form of Underwriting Agreement.
3.1(1)	Amended and Restated Articles of Incorporation.
3.2(3)	Certificate of Amendment to Amended and Restated Articles of Incorporation.
3.3(2)	Certificate of Determination of Rights and Preferences of Series A Preferred Stock filed with the State of California on January 14, 2000.
3.4(4)	Bylaws, as amended.
3.5(6)	Certificate of Determination for Series RP Preferred Stock filed with the State of California on April 21, 2005.
4.1(1)	Specimen Common Stock Certificate.
4.2(5)

Rights Agreement, dated as of April 21, 2005, between Depomed, Inc. and Continental Stock Transfer and Trust Company as Rights Agent, which includes: as Exhibit A thereto, the Form of Certificate of Determination, Preferences and Rights of Series RP Preferred Stock of Depomed, Inc.; as Exhibit B thereto, the Form of Right Certificate; and, as Exhibit C thereto, the Summary of Rights to Purchase Series RP Preferred Shares.

4.3(7)	Common Stock Purchase Agreement between the Company and Azimuth Opportunity, Ltd. dated as of December 11, 2006.
4.4(8)	Amendment No. 1 to Common Stock Purchase Agreement between the Company and Azimuth Opportunity, Ltd. dated as of August 8, 2008.
4.5*	Form of Senior Indenture.
4.6*	Form of Subordinated Indenture.
4.7**	Form of Senior Debt Security.
4.8**	Form of Subordinated Debt Security.
4.9**	Form of Preferred Stock Certificate.
4.10**	Form of Certificate of Designations.
4.11**	Form of Deposit Agreement.
4.12**	Form of Depositary Receipt.
4.13**	Form of Common Stock Warrant Agreement.
4.14**	Form of Common Stock Warrant Certificate.
4.15**	Form of Preferred Stock Warrant Agreement.

4.16**	Form of Preferred Stock Warrant Certificate.
4.17**	Form of Depositary Shares Warrant Agreement.
4.18**	Form of Depositary Shares Warrant Certificate.
4.19**	Form of Debt Securities Warrant Agreement.
4.20**	Form of Debt Securities Warrant Certificate.
5.1*	Opinion of McDermott Will & Emery LLP.
12.1*	Statement Regarding Computation of Ratios
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page hereto).
25.1**	Statement of Eligibility of Trustee on Form T-1 under the Senior Indenture.
25.2**	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Indenture.

(1)	Incorporated by reference to our registration statement on Form SB-2 (File No. 333-25445).
(2)	Incorporated by reference to our Form 8-K filed on February 18, 2000.
(3)	Incorporated by reference to our Form 10-K filed on March 31, 2003.
(4)	Incorporated by reference to our Form 8-K filed on April 19, 2005.
(5)	Incorporated by reference to our Form 8-K filed on April 22, 2005.
(6)	Incorporated by reference to our Form 10-Q filed on May 10, 2005.
(7)	Incorporated by reference to our Form 8-K filed on December 12, 2006.
(8)	Incorporated by reference to our Form 10-Q filed on August 8, 2008.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

Item 17.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Menlo Park, California, on December 31, 2008.

DEPOMED, INC.

By:	/s/ Carl A. Pelzel
Carl A. Pelzel
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Carl A. Pelzel and Tammy L. Cameron, and each of them, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, in connection with or related to the Offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

Signature	Title	Date

/s/ Carl A. Pelzel	President and Chief Executive	December 31, 2008
Carl A. Pelzel	Officer (Principal Executive Officer)

/s/ Tammy L. Cameron	Vice President, Finance (Principal	December 31, 2008
Tammy L. Cameron	Financial and Accounting Officer)

Chairman of the Board of Directors
Craig R. Smith, M.D.

/s/ G. Steven Burrill	Director	December 31, 2008
G. Steven Burrill

/s/ Karen A. Dawes	Director	December 31, 2008
Karen A. Dawes

/s/ James A. Schoeneck	Director	December 31, 2008
James A. Schoeneck

/s/ Peter D. Staple	Director	December 31, 2008
Peter D. Staple

/s/ Julian N. Stern	Director	December 31, 2008
Julian N. Stern

/s/ David B. Zenoff, D.B.A.	Director	December 31, 2008
David B. Zenoff, D.B.A.

DEPOMED, INC.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1**	Form of Underwriting Agreement.
3.1(1)	Amended and Restated Articles of Incorporation.
3.2(3)	Certificate of Amendment to Amended and Restated Articles of Incorporation.
3.3(2)	Certificate of Determination of Rights and Preferences of Series A Preferred Stock filed with the State of California on January 14, 2000.
3.4(4)	Bylaws, as amended.
3.5(6)	Certificate of Determination for Series RP Preferred Stock filed with the State of California on April 21, 2005.
4.1(1)	Specimen Common Stock Certificate.
4.2(5)

Rights Agreement, dated as of April 21, 2005, between Depomed, Inc. and Continental Stock Transfer and Trust Company as Rights Agent, which includes: as Exhibit A thereto, the Form of Certificate of Determination, Preferences and Rights of Series RP Preferred Stock of Depomed, Inc.; as Exhibit B thereto, the Form of Right Certificate; and, as Exhibit C thereto, the Summary of Rights to Purchase Series RP Preferred Shares.

4.3(7)	Common Stock Purchase Agreement between the Company and Azimuth Opportunity, Ltd. dated as of December 11, 2006.
4.4(8)	Amendment No. 1 to Common Stock Purchase Agreement between the Company and Azimuth Opportunity, Ltd. dated as of August 8, 2008.
4.5*	Form of Senior Indenture.
4.6*	Form of Subordinated Indenture.
4.7**	Form of Senior Debt Security.
4.8**	Form of Subordinated Debt Security.
4.9**	Form of Preferred Stock Certificate.
4.10**	Form of Certificate of Designations.
4.11**	Form of Deposit Agreement.
4.12**	Form of Depositary Receipt.
4.13**	Form of Common Stock Warrant Agreement.
4.14**	Form of Common Stock Warrant Certificate.
4.15**	Form of Preferred Stock Warrant Agreement.
4.16**	Form of Preferred Stock Warrant Certificate.
4.17**	Form of Depositary Shares Warrant Agreement.
4.18**	Form of Depositary Shares Warrant Certificate.
4.19**	Form of Debt Securities Warrant Agreement.
4.20**	Form of Debt Securities Warrant Certificate.
5.1*	Opinion of McDermott Will & Emery LLP.
12.1*	Statement Regarding Computation of Ratios
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page hereto).
25.1**	Statement of Eligibility of Trustee on Form T-1 under the Senior Indenture.
25.2**	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Indenture.

(1)	Incorporated by reference to our registration statement on Form SB-2 (File No. 333-25445).
(2)	Incorporated by reference to our Form 8-K filed on February 18, 2000.
(3)	Incorporated by reference to our Form 10-K filed on March 31, 2003.
(4)	Incorporated by reference to our Form 8-K filed on April 19, 2005.
(5)	Incorporated by reference to our Form 8-K filed on April 22, 2005.
(6)	Incorporated by reference to our Form 10-Q filed on May 10, 2005.
(7)	Incorporated by reference to our Form 8-K filed on December 12, 2006.
(8)	Incorporated by reference to our Form 10-Q filed on August 8, 2008.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.